Exhibit 99.1

Contact:	Mary A. Chaput

Executive Vice President and

Chief Financial Officer

(615) 614-4929

HEALTHWAYS REPORTS EARNINGS OF $0.49 PER DILUTED SHARE

FOR FOURTH-QUARTER FISCAL 2008

ANNOUNCES APPOINTMENT OF STEFEN F. BRUECKNER

AS PRESIDENT AND COO

TO STREAMLINE MANAGEMENT TO OPTIMIZE CAPABILITIES FOR FULLY INTEGRATED SOLUTIONS

NASHVILLE, Tenn. (October 16, 2008) – Ben R. Leedle, Jr., chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the fourth quarter of fiscal 2008, ended August 31, 2008. Total revenues for the quarter were $190.0 million, a 12% increase from $170.4 million for the fourth quarter of fiscal 2007. Net income grew 50% to $17.2 million from $11.5 million. Net income per diluted share increased 58% to $0.49 for the fourth quarter of fiscal 2008 from $0.31 for the fourth quarter of fiscal 2007.

Revenues for fiscal 2008 increased 20% to $736.2 million from $615.6 million for fiscal 2007. Net income increased 21% for fiscal 2008 to $54.8 million from $45.1 million for fiscal 2007, while net income per diluted share rose 23% to $1.50 from $1.22. EBITDA for fiscal 2008 also increased 23% to $161.0 million or 22% of revenue, which is consistent with the Company’s EBITDA margin for fiscal 2007. See pages 9 and 10 for a reconciliation of GAAP and non-GAAP results.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

See pages 9 and 10 for a reconciliation of GAAP and non-GAAP results

Three Months Ended	Twelve Months Ended
August 31,	%	August 31,	%
2008	2007	Chg.	2008	2007	Chg.
Domestic	$0.51	$0.37	38%	$1.61	$1.34	20%
International	(0.02)	(0.06)	(0.11)	(0.12)

Earnings per diluted share,

GAAP basis	$0.49	$0.31	58%	$1.50	$1.22	23%

Mr. Leedle remarked, “Healthways’ comparable-quarter revenue and earnings growth for the fourth quarter of fiscal 2008 was primarily driven by the expansion of our domestic commercial revenue and increased operating efficiencies. Our growth reflected the expansion of our domestic commercial billed lives by 4.3 million or 16% during fiscal 2008 through growth within existing contracts and the initiation of new contracts. Domestic commercial available lives increased to 192.5 million by the end of fiscal 2008, and our penetration of these lives increased to a record 16.5%. We

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also completed the fiscal year with a backlog of annualized revenues from contracts awarded but not implemented of $13.6 million. As anticipated, our fourth–quarter results also benefited from lower net costs related to both our Medicare Health Support pilot, which was completed during the quarter, and our international business.”

Update on Growth Initiatives

“Our strategy to drive long-term growth is based on three central growth initiatives: increasing our domestic commercial business, expanding addressable markets and enhancing our value proposition,” remarked Mr. Leedle. “The expansion in billed lives for fiscal 2008 provides tangible evidence of our success in increasing our domestic commercial business. We also made significant progress during the year in expanding addressable markets worldwide, with the launch of our first international contract in Germany and the signing and launch of our second international contract in Brazil.

“In addition, we made significant progress against our initiative to enhance our value proposition during fiscal 2008 through the further development and refinement of integrated WholeHealth solutions focused on enhancing productivity by improving well-being. We achieved a critical milestone in this process through the launch of our strategic relationship with Gallup to create the Gallup-Healthways Well-Being IndexSM. Shortly after the introduction of the Index, one of our long-term customers, Wellmark Blue Cross and Blue Shield, became the first health plan to engage in a well-being analysis of both its employees and plan members using the Index. In addition to creating an internal benchmark for its customers and employees, the Well-Being Index validated the strong commitment to health and well-being that Wellmark has continually demonstrated over our four-year relationship, evidenced by the significantly higher well-being scores reported by Wellmark’s customers and employees than the national average.

“Looking forward, we are optimistic about the long-term growth potential represented by each of our central growth initiatives. Furthermore, we continue to be encouraged by the number and scope of Requests for Proposal for comprehensive, integrated and sole-source solutions to improve health and reduce cost. We believe Healthways remains at the industry’s forefront in its ability to meet this demand with differentiated solutions. With fiscal 2008 cash flow from operations of $105.3 million, or 1.9 times net income, and with a debt to EBITDA ratio of 2.2 times at the end of fiscal 2008, we believe that our strong financial position will allow us to pursue the long-term implementation of our central growth initiatives.

“As previously discussed, we also recognize the significant challenges our existing and potential customers face in the nearer term due to the uncertain economic environment, as well as the continuing rise in health care costs. These challenges will likely continue to affect the certainty of timing for our converting industry demand into new business.

“We believe we are well positioned to overcome these challenges as the incidence and prevalence of chronic disease around the world and of lifestyle risk factors, such as obesity, that lead to serious health conditions are steadily increasing. As a result of these trends driving a continuing rise in healthcare costs, demand is growing around the world for comprehensive, long-term solutions that deliver tangible outcomes. We believe Healthways is unique in its ability to address this demand through its expertise, infrastructure and comprehensive solutions proven to produce or exceed

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targeted outcomes at scale. With our continuing progress in expanding the value proposition through integrated WholeHealth solutions, we are taking the lead in next generation capabilities for enhancing productivity and lowering healthcare costs by improving well-being. We expect the long-term thought leadership and investment required to deliver these capabilities to the market will provide a sustained competitive advantage for Healthways, which will support our goals of improving the health outcomes of millions of additional people worldwide and increasing stockholder value.”

Appoints Stefen F. Brueckner President and COO, Enhancing Capacity to Execute Daily Operations and Drive Strategic Growth Initiatives

Mr. Leedle continued, “In addition, I am pleased to announce the appointment of Stefen F. Brueckner as president and chief operating officer. This appointment enables me to apply increased intensity to our strategic initiatives that will drive future growth, while Steve will focus on enhancing the disciplined execution of our current business.

“Steve has created an outstanding record of management accomplishment, amply demonstrating his ability to manage growth and change in a variety of healthcare and other managerial environments. These skills are exactly what we need as we prepare to meet the challenges and opportunities of the movement to fully integrated solutions. We welcome Steve to Healthways, confident in his ability to contribute to the Company’s long-term growth.”

Mr. Brueckner brings more than 30 years of management experience to Healthways developed through senior leadership positions in the health, managed care, and life and casualty insurance industries.  Most recently, he served as vice president, senior products for Humana Inc., responsible for all Medicare/Medicaid business representing $16 billion in revenue and 4.6 million members.  Mr. Brueckner has also served as president and chief executive officer of both Medical Professional Mutual Insurance Company, a medical malpractice insurance company, and Anthem Companies, Inc., a division of Anthem, Inc., serving the health insurance and managed care sectors.  In addition, he was president of Community Mutual Insurance Company, a Blue Cross and Blue Shield organization.  He has also participated as a board member in numerous industry and civic organizations.

Consistent with the Company's philosophy of aligning the interests of its management with those of its stockholders, the Company has granted Mr. Brueckner non-qualified stock options exercisable for 225,000 shares of the Company's common stock that will vest over four years. These awards constitute inducement awards under NASDAQ Marketplace Rule 4350.

“Mr. Brueckner’s addition to the leadership team has also enabled us to further strengthen our focus on the science that underlies our solutions,” Leedle added, “by naming Jim Pope, previously chief operating officer, to the position of chief science officer. This change enables Jim to lead the continuous and vital task of assuring that best science is integrated into our products in order to both optimize and demonstrate the value we create for our customers. Jim’s extensive medical and research experience, coupled with the deep market perspective he has gained through his leadership role with our key customers, make him uniquely qualified to step into and meet the challenges of this new position.”

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Healthways to Streamline Management to Optimize Capabilities for Fully Integrated Solutions

Healthways today also announced the initiation of a comprehensive process to simplify its management structure to deliver more effectively on its existing business as well as better position the organization as a result of the market’s movement to fully integrated solutions focused on WholeHealth and well-being. Mr. Leedle said, “We believe that the market is nearing an inflection point with regard to these fully integrated solutions, driven by employer demand in the face of the inexorable rise in healthcare costs. The process we have initiated is designed to close the gap between our current management structure, which was developed historically to manage dozens of service programs individually or in a variety of combinations with others, and the optimal management structure to support fully integrated solutions.

“Through this structural realignment, we expect to enhance management decision making, improve the efficiency, speed and control of execution, increase communication and further strengthen our ability to respond to evolving customer needs. Following the realignment, we believe Healthways will be more effectively positioned to address future opportunities and challenges as the market accelerates its movement to a comprehensive, fully integrated solution with an expanded value proposition. We intend to report on the further progress in this management realignment process in conjunction with our regular reports of financial results. We expect this process to be substantially complete by the end of calendar year 2008.”

Financial Guidance for the Three Months Ending November 30, 2008

Earnings per Diluted Share

Healthways today affirms its existing guidance for earnings per diluted share for the three months ending November 30, 2008, in a range of $0.34 to $0.37. This guidance, which represents an increase of 13% to 23% from earnings per diluted share for the three months ended November 30, 2007, reflects the impact of certain contract renegotiations, reduced revenues associated with the winding down of a previously discussed contract terminating at the end of calendar 2008 and the full-quarter effect of small contract losses in fiscal 2008 due to health plan consolidation. This earnings guidance also anticipates incremental costs associated with the implementation of contracts scheduled to begin on January 1, 2009.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE FOR THE THREE MONTHS ENDING NOV. 30, 2008 (GUIDANCE) AND

THE THREE MONTHS ENDED NOV. 30, 2007

See pages 9 and 10 for a reconciliation of GAAP and non-GAAP results

Three Months
Ending
Nov. 30, 2008	Ended	%
(Guidance)	Nov. 30, 2007	Change
Domestic	$0.36 – 0.38	$0.33	9 - 15%
International	(0.02) – (0.01)	(0.04)
Total Company	$0.34 – 0.37	$0.30(1)	13 - 23%

(1)	Figures may not add due to rounding.

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Change in Fiscal Year End

As announced on August 25, 2008, Healthways will change its fiscal year end to December 31st, from its current fiscal year end of August 31st to align its fiscal year more closely with its own business cycle and that of its customers. Healthways will report its results of operations for the three months ending November 30, 2008, in early January. Consistent with historic practices, Healthways will provide financial guidance for the new fiscal year (calendar 2009) during the second month of the fiscal year, which, due to the change in the fiscal year end, will be in February 2009.

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 7704049, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance for future periods, that are based upon current expectations, are subject to the finalization of the Company’s year end financial and accounting procedures, and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the effect of any new or proposed legislation, regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for Medicare Health Support Programs; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts with customers and/or its Cooperative Agreement with the Centers for Medicare and Medicaid Services (CMS) ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to effect the financial, clinical, and satisfaction outcomes under its Cooperative Agreement with CMS and reach mutual agreement with CMS with respect to results necessary to achieve success under Phase I of Medicare Health Support; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to sign and implement new contracts for Health and Care Support solutions; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to recognize estimated annualized revenue in backlog in the manner and within the timeframe the Company expects; the ability of the Company and/or its customers to enroll participants in the Company’s Health and Care Support

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programs in a manner and within the timeframe anticipated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the Company’s ability to integrate the operations and technology platforms of Axia and other acquired businesses or technologies into the Company’s business; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of the agreements; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; the impact of litigation involving the Company and/or its subsidiaries; the impact of the macroeconomic conditions on the demand for our services and the availability of credit; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive Health and Care SupportSM solutions to help millions of people maintain or improve their health and, as a result, reduce overall healthcare costs. Healthways' solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2008	2007	2008	2007

Revenues	$190,018	$170,350	$736,243	$615,586
Cost of services (exclusive of depreciation and amortization of $9,530, $7,257, $34,105, and $27,677, respectively, included below)	125,383	115,455	503,940	417,721
Selling, general and administrative expenses	17,175	19,361	71,342	67,352
Depreciation and amortization	13,426	9,819	47,479	37,044

Operating income	34,034	25,715	113,482	93,469
Interest expense	5,354	5,652	20,927	18,185

Income before income taxes	28,680	20,063	92,555	75,284
Income tax expense	11,477	8,592	37,740	30,163

Net income	$17,203	$11,471	$54,815	$45,121

Earnings per share:
Basic	$0.51	$0.32	$1.57	$1.29

Diluted	$0.49	$0.31	$1.50	$1.22

Weighted average common shares and equivalents:
Basic	33,588	35,463	34,977	35,049
Diluted	34,817	37,364	36,597	37,002

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Healthways, Inc.

Statistical Information

(In thousands)

(Unaudited)

	August 31,	August 31,
	2008	2007
Operating Statistics
Domestic commercial available lives	192,500	188,500
Domestic commercial billed lives	31,700	27,400
Annualized revenue in backlog	$13,600	$39,900

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Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) to Diluted EPS, GAAP Basis

	Three Months	Twelve Months	Three Months	Twelve Months
	Ended	Ended	Ended	Ended
	August 31, 2008	August 31, 2008	August 31, 2007	August 31, 2007
Domestic EPS (1)	$0.51	$1.61	$0.37	$1.34
EPS (loss) attributable to international initiatives (2)	(0.02)	(0.11)	(0.06)	(0.12)
EPS, GAAP basis	$0.49	$1.50	$0.31	$1.22

Three Months
Ended
(Continued)	November 30, 2007
Domestic EPS (1)	$0.33
EPS (loss) attributable to international initiatives (2)	(0.04)
EPS, GAAP basis (3)	$0.30

(1) Domestic EPS is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to international initiatives from this measure and relies on domestic EPS because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS (loss) attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence and securing contracts in international markets as well as revenues and costs attributable to operating international contracts.

(3) Figures do not add due to rounding.

Reconciliation of Domestic Diluted EPS Guidance to Diluted EPS Guidance, GAAP Basis

Three Months Ending
November 30, 2008
Domestic EPS guidance (4)	$0.36 – 0.38
EPS (loss) guidance attributable to international initiatives (5)	(0.02) – (0.01)
EPS guidance, GAAP basis	$0.34 - 0.37

(4) Domestic EPS guidance is a non-GAAP financial measure. The Company excludes EPS (loss) guidance attributable to international operations from this measure and relies on domestic EPS guidance because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider domestic EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(5) EPS (loss) guidance attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence and securing contracts in international markets as well as revenues and costs attributable to operating international contracts.

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Reconciliation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) to Net Income (in thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	August 31, 2008	August 31, 2007
EBITDA (6)	$160,961	$130,513
Interest expense	20,927	18,185
Income tax expense	37,740	30,163
Depreciation and amortization	47,479	37,044
Net income	$54,815	$45,121

(6) EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	August 31,	August 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$35,242	$47,655
Accounts receivable, net	113,312	80,201
Prepaid expenses	8,992	10,370
Other current assets	5,275	4,319
Income taxes receivable	—	1,741
Deferred tax asset	24,948	7,145

Total current assets	187,769	151,431

Property and equipment
Leasehold improvements	37,475	19,268
Computer equipment and related software	131,296	87,843
Furniture and office equipment	29,209	20,435
Capital projects in process	12,052	12,336
	210,032	139,882
Less accumulated depreciation	(98,971)	(81,160)
Net property and equipment	111,061	58,722

Other assets	16,575	15,609
Customer contracts, net	34,521	41,777
Other intangible assets, net	72,582	77,722
Goodwill, net	484,305	483,584

Total assets	$906,813	$828,845

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,753	$13,630
Accrued salaries and benefits	31,612	18,960
Accrued liabilities	23,555	22,146
Deferred revenue	6,422	7,918
Contract billings in excess of earned revenue	75,454	72,829
Income taxes payable	3,984	—
Current portion of long-term debt	2,837	2,213
Current portion of long-term liabilities	3,876	2,943

Total current liabilities	166,493	140,639

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Long-term debt	345,395	297,059
Long-term deferred tax liability	9,364	14,009
Other long-term liabilities	31,227	14,388

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
33,603,320 and 35,606,482 shares outstanding	34	35
Additional paid-in capital	207,918	188,126
Retained earnings	147,772	174,641
Accumulated other comprehensive loss	(1,390)	(52)

Total stockholders' equity	354,334	362,750

Total liabilities and stockholders' equity	$906,813	$828,845

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended August 31,
	2008	2007
Cash flows from operating activities:
Net income	$54,815	$45,121
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	47,479	37,044
Amortization of deferred loan costs	1,168	991
Share-based employee compensation expense	16,530	18,836
Excess tax benefits from share-based payment arrangements	(9,480)	(12,152)
Increase in accounts receivable, net	(33,131)	(2,749)
Decrease (increase) in other current assets	3,927	(3,299)
Increase (decrease) in accounts payable	2,516	(1,143)
Increase (decrease) in accrued salaries and benefits	12,652	(21,362)
Increase in other current liabilities	11,491	52,227
Deferred income taxes	(10,835)	(10,866)
Other	11,761	5,092
(Increase) decrease in other assets	(1,367)	834
Payments on other long-term liabilities	(2,220)	(1,247)
Net cash flows provided by operating activities	105,306	107,327

Cash flows from investing activities:
Acquisition of property and equipment	(82,521)	(29,507)
Acquisitions, net of cash acquired	(452)	(493,071)
Purchase of perpetual license	(3,690)	—
Purchase of investment	—	(9,045)
Other, net	—	(13)
Net cash flows used in investing activities	(86,663)	(531,636)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	85,420	350,000
Deferred loan costs	—	(4,357)
Proceeds from sale of unregistered common stock	—	5,000
Repurchases of common stock	(94,340)	(5,654)
Excess tax benefits from share-based payment arrangements	9,480	12,152
Payments of long-term debt	(38,327)	(51,190)
Exercise of stock options	6,711	11,221
Net cash flows (used in) provided by financing activities	(31,056)	317,172

Net decrease in cash and cash equivalents	(12,413)	(107,137)

Cash and cash equivalents, beginning of period	47,655	154,792

Cash and cash equivalents, end of period	$35,242	$47,655

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